UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 14, 2006

Date of Report (Date of earliest event reported)

HYPERSPACE COMMUNICATIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	0-115404	84-1577562
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

116 Inverness Drive East, Suite 265, Englewood, CO 80111

(Address of principal executive offices)

(303) 566-6500

(Registrant’s telephone number, including are code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure To Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Receipt of Acceptance of Compliance Plan and Extension until June 30, 2006 to Regain Compliance with Continued Listing Standards

On June 14, 2006, the American Stock Exchange ("Amex") notified HyperSpace Communications, Inc. (“HyperSpace”) that, although it remains out of compliance with certain of Amex's continued listing standards, Amex has accepted HyperSpace’s plan of compliance and granted HyperSpace an extension until June 30, 2006 to regain compliance with continued listing standards.

Previously, Amex issued a notice dated April 13, 2006, that HyperSpace failed to satisfy Section 1003(a)(iv) of the Amex Company Guide because it sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of Amex, as to whether the company will be able to continue operations and/or meet its obligations as they mature. HyperSpace was afforded the opportunity to submit a plan of compliance to Amex. HyperSpace submitted its plan on April 26, 2006.

HyperSpace will be subject to periodic review by the Amex staff during the extension period. Failure to make progress consistent with the plan or regain compliance with the continued listing standards by the end of the extension period could result in HyperSpace being delisted from the Amex.

HyperSpace’s plan of compliance includes, among other things, the pursuit of a private placement of stock or debt. HyperSpace previously announced that it has retained investment bankers to pursue such a private placement. HyperSpace’s agreements with its investment bankers do not guarantee that any funds will be raised and deal terms may differ materially from those currently contemplated. There is no commitment by the investment banks to purchase any shares themselves and there is no assurance that the transaction will be consummated. If HyperSpace is not able to complete a private placement and otherwise make progress consistent with the plan, it may be subject to delisting procedures. There is no assurance that HyperSpace will make progress consistent with the plan, or that HyperSpace will be able to continue its listing on Amex.

Item 8.01.	Other Events.

On June 15, 2006, HyperSpace issued a press release concerning the AMEX notice described in Item 3.01 above. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01.	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release issued by HyperSpace Communications, Inc. dated June 15, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HyperSpace Communications, Inc.

Dated: June 15, 2006	By:	/s/ Mark A. Pougnet
Mark A. Pougnet Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued by HyperSpace Communications, Inc. dated June 15, 2006.